GLOBAL INTELLICOM, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                     COMPUTATION OF INCOME PER COMMON SHARE

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
                                                                                                         SEPTEMBER 1,
                                                                                                             1994
                                                                                                          (INCEPTION
                                                             YEAR ENDED              YEAR ENDED            DATE) TO
                                                            DECEMBER 31,            DECEMBER 31,         DECEMBER 31,
                                                                1996                    1995                 1994
                                                       ----------------------   ---------------------   -------------
INCOME PER COMMON SHARE

INCOME:

   Net income (loss)                                        $  (1,085,388)            $  270,183             $  (158,184)

   Less:  Cumulative undeclared dividend
     on Series 3 Convertible Preferred Stock                       61,250                   -                       -
                                                            -------------             ----------             -----------

   Adjusted net loss                                        $  (1,146,638)            $  270,183             $  (158,184)
                                                            =============             ==========             ===========

SHARES:

   Weighted average number of common
     shares outstanding                                         3,527,053              2,927,170               2,500,000
                                                            =============             ==========             ===========

INCOME (LOSS) PER COMMON SHARE                              $        (.33)            $      .09             $      (.06)
                                                            =============             ==========             ===========
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